LICENSE AGREEMENT

         THIS AGREEMENT is made and entered into this the 25th day of August, 2009, by and between MOMENTUM BIOFUELS, INC. ("Licensor"), a Texas corporation, with offices located at 4700 New West Drive, Pasadena, Texas 77507 and HUNT GLOBAL RESOURCES, INC. ("Licensee"), a Texas corporation, with offices located at Waterway Plaza Two, Suite 325, 10001 Woodloch Forest Drive, The Woodlands, Texas 77380.

                                   WITNESSETH

         WHEREAS, Licensor has invented and owns certain processes, techniques and formulas that combine to create a unique method of producing bio-fuels and derivative products, which combined shall be referred to herein as "Intellectual Property", or "IP", all of which Licensor represents that it has good and marketable title after assumption of its obligations regarding title to the same by Licensee; and

         WHEREAS, Licensee wishes to acquire the right to use the said Intellectual Property for commercial purposes;

         NOW THERFORE, the parties hereto have agreed as follows:

         1. Licensor hereby conveys to Licensee the exclusive right to use, improve, sub-license and commercialize the Intellectual Property described herein for a period of ten (10) years from the date hereof for and in consideration of the agreements, terms, conditions, compensation and obligations contained in this License Agreement.

         2. As consideration for the License herein granted, Licensee agrees to pay to Licensor a royalty equal to three percent (3%) of the gross and collected revenue for all bio-diesel and related products produced by the Licensee and three percent (3%) of the gross revenue collected by the Licensee from the "Commercial Sand" business of Licensee, as described in Licensee's business plan, a copy of which is attached hereto, during the term hereof. The royalties described in this paragraph shall be paid (quarterly on the first month after the end of each calendar quarter, or monthly at the end of the month following each month during the term hereof), during the term of this License and for any period necessary to complete the payment of sums due, but not determined at the time of termination of this License.

         3. Licensor agrees to cooperate with Licensee so that Licensee may enjoy to the fullest extent possible, all of the rights to the Intellectual Property. This cooperation includes the obligation on the part of Licensor to promptly execute any and all papers that Licensee deems necessary or desirable to perfect the rights assigned. Licensor further warrants and represents that it has not entered into any assignment, contract or understanding in conflict with this agreement, except as may be set forth in that one certain Agreement of even date herewith.


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         4. This  Agreement  and all Exhibits  attached  hereto  constitute  the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral agreements or understandings between the parties relating thereto. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto.

         5. In the event that any term or provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected or impaired thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision has never been contained therein.

         6. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         7. All notices and other communications hereunder shall be in writing and shall be given by delivery in person or certified mail RRR at the addresses set forth hereinabove, with copy to Michael Littman, Attorney at Law 7609 Ralston Rd. Arvada, Denver, Co. 80002 for notices to Momentum and to Manfred
Sternberg, Attorney at Law, 701 North Post Road, Suite 600, Houston TX for notices to Hunt.

         8. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by the duly authorized officer whose signature appears below to be effective as of the date hereinabove written.

MOMENTUM BIOFUELS, INC.             HUNT GLOBAL RESOURCES, INC.



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CEO                                                  CEO